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                                                                   Exhibit 10.34


               ASSIGNMENT OF LEASE AND ASSUMPTION OF OBLIGATIONS

     William I. Roberts, an adult individual ("Assignor"), for good and valuable consideration paid by UPPER MILL, L.P., a Pennsylvania limited partnership ("Assignee"), the receipt of which is hereby acknowledged, does hereby assign to Assignee all of Assignor's rights and interests in that certain Lease dated December 16, 1996 and amended by First Addendum dated May 19, 1997, between Assignor and Blue Fish Clothing, Inc., (the "Lease"), and Assignee hereby assumes and agrees to discharge all of Assignor's duties, liabilities and obligations under the Lease, a copy of which is attached hereto as Exhibit "A".

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from the date hereof, for the full unexpired term of the Lease on all of the terms and conditions set forth therin.

     Assignee shall faithfully perform each and every term and condition of the Lease and shall indemnify and hold Assignor and its successors and assigns harmless from and against any and all claims, liabilities or obligations on account of occupancy of the leased premises arising after the date hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement the 21st day of October, 1997.


Witness:


/S/  Illegible                          /S/ William I. Roberts
-----------------------------           ---------------------------------
                                        William I. Roberts



Attest:                                 UPPER MILL, L.P.
                                        By   I.B.S. Development Corporation
                                             its General Partner


/S/ William I. Roberts                  By: /S/ William I. Roberts
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